UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 8, 2010

ProShares Trust II

(Exact name of registrant as specified in its charter)

Delaware	333-163511	87-6284802
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Michael L. Sapir

c/o ProShare Capital Management LLC

7501 Wisconsin Avenue

Suite 1000

Bethesda, Maryland 20814

(240) 497-6400

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Anthony A. Lopez III, Esq.

c/o Clifford Chance US LLP

31 West 52nd Street

New York, New York 10019

and

Amy R. Doberman, Esq.

c/o ProShare Capital Management LLC

7501 Wisconsin Avenue

Suite 1000

Bethesda, MD 20814

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

ProShares Trust II announces that, until further notice, ProShare Capital Management LLC, the sponsor of the ProShares VIX Short-Term Futures ETF and the ProShares VIX Mid-Term Futures ETF (each, a “Fund”), will reimburse each Fund for expenses that exceed 0.85% of such Fund’s average daily net asset value (“NAV”). As a result, the amount of all fees and expenses which are anticipated to be incurred by a new investor in Shares of the Funds will be the following percentage per annum of the Funds’ average daily NAV, plus the amount of any commissions charged by the investor’s broker:

Name of Fund	Percentage
ProShares VIX Short-Term Futures ETF	0.85%

ProShares VIX Mid-Term Futures ETF	0.85%

A Fund will break even only if its annual return from trading, plus its annual interest income from high credit quality short-term fixed income securities, equals its fees and expenses per annum. The Funds have not commenced trading and do not have any performance history.

ProShares Trust II will provide at least thirty days’ notice prior to the termination of the expense reimbursement arrangement described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 8, 2010

ProShares Trust II

By:	/S/ LOUIS MAYBERG
Louis Mayberg
Principal Executive Officer